UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2019

BOSTON SCIENTIFIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-11083	04-2695240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Boston Scientific Way, Marlborough, Massachusetts		01752-1234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 683-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BSX	New York Stock Exchange
0.625% Senior Notes due 2027	BSX27	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01 OTHER EVENTS

On November 26, 2019, a wholly owned subsidiary of Boston Scientific Corporation (“Boston Scientific”) and the Ontario Municipal Employees Retirement System (“OMERS”), entered into a royalty purchase agreement (the “Agreement”), pursuant to which Boston Scientific’s subsidiary sold to OMERS 50% of the royalties payable in respect of worldwide net sales of Zytiga®, beginning with those royalties attributable to sales starting on October 1, 2019, through the expiration of the royalty term. The purchase price for such royalty interests was U.S. $256 million in cash.

Boston Scientific acquired the Zytiga® royalty interests as part of its acquisition of BTG plc (“BTG”), which closed on August 19, 2019. At the time of the closing of the BTG acquisition, Boston Scientific disclosed that it was initiating a process to explore the divestiture of the royalty stream associated with BTG’s Zytiga® licensing arrangements. Because BTG had previously agreed to pay 50% of the Zytiga® royalty stream (net of certain offsets) to a third party, this transaction results in there being no future cash benefit expected to be received by Boston Scientific or any of its subsidiaries in respect of Zytiga® royalties. The transaction is expected to have no impact on Boston Scientific’s income statement for 2019 and thereafter, and the cash proceeds from the transaction are expected to be used primarily to pay down debt. Additionally, the transaction does not impact Boston Scientific’s financial guidance for 2019 as the royalty business was deemed a passive business and accounted for as an asset on Boston Scientific’s balance sheet.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: November 26, 2019	By:	/s/ Vance R. Brown
Vance R. Brown Vice President and Chief Corporate Counsel